EXHIBIT 23.1










Vivendi Universal
Form F-4 Registration Statement


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in the Form F-4 registration statement under the Securities Act of 1933, of our report dated April 2, 2001, except with respect to the matters discussed in
Note 16 as to which the date is June 28, 2001, and to all references to our Firms included in or made part of this registration statement.


                                 Paris, France
                                August 27, 2001






/s/ Barbier Frinault & Cie                            /s/ RSM Salustro Reydel

Barbier Frinault & Cie                                RSM Salustro Reydel
A member firm of Arthur Andersen